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                  [SMITH, GAMBRELL & RUSSELL, LLP LETTERHEAD]

                                                                    EXHIBIT 5.1


Robert T. Molinet
(404) 815-3643



                               February 11, 1998


Board of Directors
Community Bancshares, Inc.
1600 Curtis Bridge Road
Wilkesboro, North Carolina 28697

RE:      Community Bancshares, Inc.
         Registration Statement on Form S-8
         400,000 Shares of Common Stock with $3.00 par value
         Community Bancshares, Inc. 1993 Stock Option Plan

Ladies and Gentlemen:

         We have acted as counsel for Community Bancshares, Inc. (the "Company") in connection with the registration of 400,000 shares of its Common Stock, $3.00 par value per share (the "Shares"), to be issued under the Company's 1993 Stock Option Plan, as amended (the "Plan"), pursuant to a Registration Statement on Form S-8 (the "Registration Statement") to be filed with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended, covering the Shares.

         In connection therewith, we have examined the following:

         1. The Articles of Incorporation and the Articles of Amendment of the Company, certified by the Secretary of State of the State of North Carolina;

         2. The By-Laws of the Company, certified as complete and correct by the Secretary of the Company;

         3. The minute book of the Company, certified as correct and complete by the Secretary of the Company; and

         4.       The Registration Statement.

         Based upon such examination and upon examination of such other instruments and records as we have deemed necessary, we are of the opinion that the Shares covered by the Registration

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Board of Directors
Community Bancshares, Inc.
February 11, 1998
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Statement have been legally authorized and when issued in accordance with the terms described in said Registration Statement, will be validly issued, fully paid and nonassessable.

         We consent to the filing of this opinion as an exhibit to the aforementioned Registration Statement on Form S-8 and to the reference to this firm under the caption "Legal Matters" in the Prospectus. In giving this consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, or the rules and regulations of the Securities and Exchange Commission thereunder.

                                               Very truly yours,

                                               SMITH, GAMBRELL & RUSSELL, LLP



                                               /s/ Robert T. Molinet
                                               --------------------------------
                                               Robert T. Molinet







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